UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2006

En Pointe Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28052	75-2467002
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 N. Sepulveda Blvd., 19th Floor, El Segundo, California		90245
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 725-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2006, En Pointe Technologies Sales, Inc. and En Pointe Gov, Inc., wholly-owned subsidiaries of En Pointe Technologies, Inc., and GE Commercial Distribution Finance Corporation entered into an Addendum to that certain Business Financing Agreement and that certain Agreement for Wholesale Financing, each dated June 25, 2004, as amended (the Agreement"). En Pointe Technologies, Inc. executed an acknowledgement to the Addendum in its capacity as Guarantor of the obligations under the Agreements. Effective for the March 2006 quarter and going forward, the Addendum modifies the loan covenants as follows:

1. There will be no EBITDA requirement until the June 2007 quarter. Commencing with the June 2007 quarter, the ratio of EBITDA to interest expense for the twelve month trailing period ending on the last day of each fiscal quarter will not be less than 1.25:1.0

2. The requirement that tangible net worth and subordinated debt must equal or exceed $14.0 million was reduced to lesser amounts commencing with the March 2006 quarter-end. The revised ratios in million for March 2006, June 2006, September 2006 and December 2006 are $12.9, $11.9, $12.3, and $12.8, respectively. For each quarter-end after December 2006 the ratio shall be $12.8 million.

3. The requirement that the ratio of debt minus subordinated debt to tangible net worth and subordinated debt not exceed 4.5:1.0 for each December and June quarter-end and 4.0:1.0 for each March and September quarter-end was increased to greater ratio amounts commencing with the June 2006 quarter-end. The revised ratios are 5.50:1.0 for the June 2006 quarter-end and 4.75:1.0 for each quarter-end thereafter.

4. The requirement that the ratio of current tangible assets to current liabilities must not be less than 1.2:1.0 was unchanged.

The Addendum also modifies the calculation of EBITDA to allow adding back operating expenses related to Premier BPO, Inc., a 38% owned investment at March 31, 2006 that is required to be consolidated under FIN #46.

The foregoing description of the Addendum is qualified in its entirety by reference to the Addendum, which is attached as Exhibit 10-55 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number
Description

Exhibit 10-55
Addendum to Business Financing Agreement and Agreement for Wholesale Financing among En Pointe Technologies Sales, Inc., En Pointe Gov, Inc. and GE Commercial Distribution Finance Corporation, dated May 12, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En Pointe Technologies, Inc.

May 17, 2006	By:	/s/ Javed Latif

Name: Javed Latif
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.55	Addendum to Business Financing Agreement and Agreement for Wholesale Financing among En Pointe Technologies Sales, Inc., En Pointe Gov, Inc. and GE Commercial Distribution Finance Corporation, dated May 12, 2006.